Exhibit 10a

EXECUTIVE COMPENSATION AGREEMENT

THIS AGREEMENT is made effective the 1st day of March, 2007 (“Effective Date”), by and between GOLD CREST MINES, INC., a Nevada corporation, whose address is 10807 East Montgomery Avenue, Suite 1, Spokane, Washington 99206 (the "Company"), and THOMAS H. PARKER, whose address is 191 Somerset Drive, Kalispell, Montana 59901 (“Parker”).

RECITALS

The Company desires to employ the unique experience, ability, and services of Parker.

Parker agrees to be so employed, pursuant to the terms and conditions set forth in this Agreement.

In the judgment of the Board of Directors of the Company (the “Directors”), it is of material value to the Company to settle the terms of the employment of Parker, and is of value to Parker that his responsibilities, remuneration and other benefits be determined as hereinafter provided.

 The terms, conditions and undertakings of this Agreement were submitted to and duly approved and authorized by the Company's Board of Directors.

IT IS, THEREFORE, AGREED:

1.

Employment.

Executive Employment and Term.  The Company employs Parker and Parker accepts employment as the Company's President and Chief Executive Officer ("Executive Employment") from the Effective Date of this Agreement until March 1, 2008 and thereafter on a yearly basis, unless otherwise terminated by either party on thirty (30) days prior written notice.

2.

Duties.

(a)

During the initial year of Executive Employment, Parker shall devote three-quarters time to such employment.  Subsequent to the initial year of Executive Employment Parker shall be employed on a full time basis.  If elected, he shall serve as a Director of the Company and any of its subsidiaries and affiliates, and shall perform duties customarily incident to such offices and other duties the Board of Directors may from time to time assign to him.  During the initial year of Executive Employment, Parker shall advise and inform the Company through its Chairman and Board of

Directors, of any work or consultations undertaken on behalf of any other company or entity.

(b)

During the period of Executive Employment, Parker shall provide such additional services as set forth below.

•

Create a culture that demands safety, communication, team work, integrity and commitment to successful growth.

•

Focus the Company’s efforts on gold exploration and production, but explore and communicate other attractive mining opportunities to the Board of Directors, with particular emphasis on current or near-term positive cash flow.

•

Negotiate for an acceptable Agreement with Vista Gold for control of the Yellow Pine Project.

•

Develop and execute effective exploration programs for the Company’s existing properties in Alaska and Idaho as well as other properties that may be acquired.

•

Create development schedules for existing properties recognizing the need for additional property and regional exploration, environmental baseline studies and permitting, mine planning, metallurgical testing and flowsheet development, various levels of feasibility studies, financing, etc.

•

Assess the likely environmental issues and begin at once to design and implement programs to facilitate gaining all permits.

•

Create and implement effective systems for budgets, financial analysis, internal and external reporting, investor relations and personnel.

•

Develop annual expense, capital and manpower budgets.

•

Prepare financing plans consistent with the development schedules.

•

Promote the Company through presentations to potential investors and existing shareholders, trade shows, industry contacts, etc.

3.

Compensation.

(a)

Executive Employment. The Company agrees to pay Parker and Parker agrees to accept as remuneration for services hereunder an annual salary in the amount of $150,000 for the first year of the Executive Compensation

Agreement, and $200,000 for each year thereafter, subject to adjustment for merit as determined and at the discretion of the Board of Directors, or any committee having such authority, payable by equal monthly installments, exclusive of any other benefits referred to herein. In the event of Parker’s termination of Executive Employment for any reason except for Cause, as defined in Paragraph 8, the Company shall pay Parker an amount equal to eighteen (18) months of his then current salary.  For greater certainty, annual salary as referred to herein shall not include any other payments such as bonuses, share options, benefits, etc.

(b)

Stock Options. The Company agrees to offer Parker one million qualified stock options for the shares of the Company’s stock at an option price exercisable at $0.53 per share.  Said stock options shall be exercisable in accordance with the terms of that certain Stock Plan and Stock Option/Grant Agreement executed by and between Parker and the Company, a copy of which is attached hereto and by this reference incorporated herein.

(c)

Expense Reimbursement.  The Company agrees to reimburse Parker for any additional reasonable and necessary expenses incurred by Parker in carrying out his duties under this Agreement that are consistent with the Company’s purpose, plans and budgets.  Reimbursement for business expenses shall include mileage at established government rates for personal vehicle use and reimbursement for living expenses while in Spokane, Washington, as well as 75% of communication expenses from Parker’s home office.  Parker shall present to Company an itemized account of such expenses in any form required by the Company.

(d)

Bonus.  The Company may, but shall not be required to pay Parker an annual performance bonus.  The amount of any annual performance bonus to be paid to Parker shall be determined at the absolute discretion of the Board of Directors.

4.

Death.

If Parker dies during the term of this Agreement, the Company will pay to the beneficiary to be designated in writing by Parker at the time of the execution of this Agreement, or any subsequent beneficiary designated in writing by Parker at a later date, compensation in an amount equal to three (3) months of Parker’s then current annual salary at the date of death.  If no beneficiary shall be named in writing by Parker, then and in that event, the entire amount shall be paid to Parker’s estate.

5.

Disability.

If Parker becomes disabled during the term of the Executive Employment Agreement, all compensation due him as provided for in Paragraph 3 of this Agreement shall continue under the same terms and at the same rates as existed on the date of such disability.  If such disability continues for a period of two (2) consecutive months or ninety (90) days in any twelve (12) consecutive month period, the Company, at its option, may thereafter, upon thirty (30) days’ written notice to Parker, terminate Parker. In the event of termination because of disability, Parker shall be entitled to an amount equal to six (6) months of his then current annual salary. If Parker receives disability payments from any insurance policies, the Company’s payment to Parker shall be reduced by the amount of disability payments received by him under any such insurance policy or policies.

6.

Employee Benefits.

Except as set forth below, Parker may be a participant in all of the Company’s benefits now or hereafter in effect including dental plan, vision plan, 401K plan, retirement plan, disability plan, and any and all other plans that may be made available to employees and in accordance with the terms of each plan.

Parker shall not be entitled to any benefits under any medical plan established by the Company.

Parker shall be entitled to annual vacations in a manner commensurate with his status as the Company’s Chief Executive Officer, to be consistent with Gold Crest’s vacation policy for executives times three-quarters (x .75).

7.

Termination.

(a)

Parker may terminate this Agreement without cause by giving the Company at least thirty (30) days' written notice.  Any monies owed by the Company to Parker up to the date of termination shall be paid by the Company to Parker and Parker shall not be entitled to any additional compensation from the Company.

(b)

The Company may terminate this Executive Employment Agreement without cause on thirty (30) days’ written notice, in which event the Company shall be obligated to pay Parker in accordance with Paragraph 3(a) above.

(c)

The Company may terminate Parker at any time for cause. For purposes of this Agreement, “Cause” shall mean termination by the Company of Parker due to:  (i) Parker engaging in illegal conduct including fraud or embezzlement; (ii) Parker being convicted of a felony; (iii) Parker’s dishonesty, neglect of duty, non-compliance with federal, state or local law; (iv) Parker’s noncompliance with Company policies and procedures; and (v) Parker’s willful breach of his duties to the Company.  In the event of termination for cause, Parker shall not be entitled to any additional compensation from the Company.

(d)

If Parker is terminated and there is a “change in control” of the Company at the time of termination, Parker will receive a lump sum cash payment in an amount equal to eighteen (18) months of annual salary in effect at the time of termination.  For purposes of this Agreement, the term “change in control” is defined to include: (i) a tender offer or exchange offer made and consummated for ownership of Company stock representing 50% or more of the combined voting power of the Company’s outstanding securities; (ii) the sale or transfer of substantially all of the Company’s assets to another corporation which is not a wholly-owned subsidiary of the Company; (iii) any merger or consolidation of the Company with another corporation, where less than 50% of the outstanding voting shares of the surviving or resulting corporation are owned in the aggregate by the Company’s former stockholders; or (iv) any tender offer, exchange offer, merger, sale of assets and/or contested election which results in a total change in the composition of the Company’s board of directors.

(e)

On the termination of Executive Employment for any reason Parker agrees to deliver to the Company all documents, financial statements, records, plans, drawings and papers of every nature, in any way relating to the affairs of the Company and its subsidiaries or affiliated companies which may be in his possession or under his control.

(f)

Upon termination of Executive Employment other than for cause, stock options granted to Parker under the Company’s Stock Option Plan shall vest.

8.

Confidential Information.

(a)

Knowledge of Confidential Information.  Parker acknowledges that during the course of employment, he may be placed in a position of trust and confidence, and/or may learn, develop, create and have access to Confidential Information belonging to the Company and the Company’s related businesses, other companies and individuals with which the Company carries on business, and/or its clients.

(b)

Definition of Confidential Information.  “Confidential Information” consists of any and all information disclosed, acquired or known to Parker as a result of employment, including any other information gathered or developed and relating to the business of the Company.  “Confidential Information” includes, without limitation, all documents pertaining to the

Company’s business including trade secrets, financial information, proposals, customer lists, client lists, customer identities, client identities, as all other information, written, oral, graphic or computerized about the Company’s business, its clients and/or its suppliers.

(c)

Non-Disclosure of Confidential Information.  Parker agrees that he shall hold all Confidential Information in trust and confidence for the Company both during the term of employment and for a period of eighteen (18) months following termination of employment, and except as Parker may be authorized by the Company in writing, Parker shall not publish or disclose to any person or entity, or use in any manner, such Confidential Information.

If Parker, or anyone to whom Parker disclosed Confidential Information in accordance with the terms hereof, becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or similar process) to disclose any of the Confidential Information, Parker will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If such protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Agreement, Parker will furnish only that portion of the Confidential Information which it is legally required to disclose and will exercise Parker’s best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

9.

Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined.  In addition this Agreement shall inure to the benefit of and be binding upon Parker, his heirs, distributees and personal representatives.

10.

Survival.

The obligations of this Agreement shall survive termination of employment.  Parker agrees that a violation or threatened violation of any of the provisions of this Agreement shall cause the Company immediate and irreparable harm and that, in such event, an injunction restraining Parker from such violation or threatened violation may be entered in addition to any other relief available to the Company.  Parker waives any right he may have to assert in any such proceeding that the Company has an adequate remedy at law.

11.

Waiver.

The failure of either party to insist in any one or more instances on performance of any term or condition of this Agreement shall not be construed a waiver of its future performance.  The obligations of either party with respect to such term, covenant or condition shall continue in full force and effect.

12.

Severability.

If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration or otherwise, then such part shall be deemed deleted from the Agreement or amended, as the case may be, in order to render the remainder of the Agreement valid and enforceable.

13.

Titles and Captions.

All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

14.

Assignment.

Parker consents in advance to the Company’s right to assign this Agreement to any successor in interest that expressly assumes the Company’s obligations hereunder in writing.  Parker may not assign his rights and obligations under this Agreement.

15.

Notices.

Any notice given hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested:

(a)

 To the Company:

Gold Crest Mines, Inc.

Attention:  Terrence J. Dunne

601 West Main Avenue, Suite 1017

Spokane, WA  99201

(b)

To Parker:

Mr. Thomas H. Parker

191 Somerset Drive

Kalispell, MT  59901

Either party may, by notice as provided above, designate a different address.  Any such notice shall be effective on the date of receipt.

16.

Arbitration.

If the parties should disagree as to any matter under this Agreement, the dispute shall be settled by arbitration in Spokane, Washington, and pursuant to the rules and regulations of, the American Arbitration Association.  The decision of the American Arbitration Association shall be final and binding and may be enforced in any court in the state in which the arbitration proceedings are held.  The prevailing party in such arbitration shall be entitled to recover reasonable attorney fees and costs incurred in connection with such arbitration and the entry and enforcement of any subsequent judgment.

17.

Entire Agreement.

This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

18.

Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Washington. Venue to enforce any action arising from this Agreement or relating to Parker’s employment shall lie in Spokane County, Washington.

19.

Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

GOLD CREST MINES, INC.

By:  /S/ Terrence J. Dunne

 /S/  Thomas H. Parker

       TERRENCE J. DUNNE, Treasurer

THOMAS H. PARKER

GOLD CREST MINES, INC.
2007 STOCK PLAN
STOCK OPTION AGREEMENT
ISO NO. 1

I.

NOTICE OF STOCK OPTION GRANT.

Name:  Thomas S. Parker

Address:  3714 South Sommer Road
Veradale, WA  99027

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:

Date of Grant:  June 19, 2007

Vesting Commencement:  June 19, 2007

Vesting Terms:  340,000 shares vest immediately; 330,000 shares vests on March 31, 2008; 330,000 shares vest on March 31, 2009

Exercise Price per Share:  $0.53

Total Number of Options Granted:  1,000,000

Total Exercise Price:  $530,000.00

Type of Option:

  X_

Incentive Stock Option

___

Nonstatutory Stock Option

Term/Expiration Date:  Five years from date of vesting/June 19, 2012 (330,000 shares); June 19, 2013 (330,000 shares); & June 19, 2014 (330,000 shares).

VESTING SCHEDULE:

Notwithstanding the foregoing, following an assumption or substitution in connection with a Change in Control, if an Optionee’s status as a Service Provider of the Company or the successor corporation is terminated by the Company or successor corporation as a result of an “Involuntary Termination” (as defined below), the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which Optionee would not otherwise be vested or exercisable.

For this purpose, “Involuntary Termination” means, without Optionee’s express written consent:  (i) a significant reduction of Optionee’s duties, position or responsibilities relative to Optionee’s duties, position or responsibilities in effect immediately prior to the Change in Control; (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Optionee immediately prior to the Change in Control; (iii) a material reduction by the Company of Optionee’s base salary as in effect immediately prior to the Change in Control; (iv) a material reduction by the Company in the kind or level of employee benefits to which Optionee is entitled immediately prior to the Change in Control with the result that Optionee’s overall benefits package is significantly reduced (unless reductions comparable in amount and duration are concurrently made for all other employees of the Company with responsibilities, organizational level, and title comparable to the Optionee); (v) the relocation of Optionee to a facility or a location more than fifty (50) miles from his location before the Change in Control; or (vi) any purported termination of Optionee other than for “Cause” (as defined in Optionee’s Employment Agreement).

TERMINATION PERIOD:

This Option shall be exercisable for six months after Optionee ceases to be a Service Provider.  Upon Optionee’s death or Disability, this Option may be exercised for one year after Optionee ceases to be a Service Provider.  In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.

AGREEMENT

1.

Grant of Option.  The Directors of the Company hereby grant to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

2.

Exercise of Option.

(a)

Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

(b)

Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit “A” (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  The Exercise Notice must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

(c)

Requirement of Advance Notice.  For so long as the provisions of this Section 2(c) are in effect, the Optionee shall deliver the Exercise Notice to the Company at least five (5) days prior to the date on which such exercise is proposed to be effective (the “Proposed Exercise Date”) and at least five (5) days prior to the termination of the Option.  In addition to the requirements stated in Section 2(b), the Exercise Notice shall state the Proposed Exercise Date, and the Option shall be deemed to be exercised on the Proposed Exercise Date.  Except as otherwise permitted by the Company, the Optionee’s failure to comply with the requirements of this Section 2(c) shall extend the Proposed Exercise Date to a date at least five (5) days following the Company’s receipt of an

2

Exercise Notice which complies in full with the requirements of Sections 2(b) and 2(c).  If the Proposed Exercise Date, as extended pursuant to the preceding sentence, would follow the termination of the Option, the Option shall terminate at the time provided in this Stock Option Agreement.  The provisions of this Section 2(c) shall terminate upon the first day after the occurrence of any one of the following events:  (i) Optionee and Company otherwise agree in writing, or (ii) twelve months following an underwritten public offering of the Common Stock, or (iii) a Change in Control.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.

Optionee’s Representations.  In the event that the Securities to be issued upon exercise of the Option have not have been registered under the Act or similar state exemptions, they cannot be sold or transferred unless they are subsequently registered or an exemption from registration is available at the time of sale or transfer.  Concurrently with the exercise of the Option the Optionee shall deliver to the Company an Investment Representation Statement in form satisfactory to the Company.

(a)

Lock-Up Period.  Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act excluding any registration statement of Form S-8.

(b)

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.  Optionee agrees that any transferee of any Option shall be bound by this Section.

3

4.

Method of Payment.  .

Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)

cash or check;

(b)

surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(c)

This option may also be exercised by means of a “cashless exercise” in which the Optionee shall be entitled to receive a certificate for the number of option shares equal to the quotient obtained by dividing [(A-B)(X)] by A where:

A = closing price of the Company’s shares on the Trading Day immediately preceding the date of such election

B = The exercise Price of this Option, as adjusted; and

X = The number of Option Shares issuable upon exercise of this Option in accordance with the terms of this Option by means of a cash exercise rather than a cashless exercise.

5.

Restrictions on Exercise.  This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

6.

Non-Transferability of Option.  Except with the prior, express written permission of the Administrator, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.

Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

8.

Tax Obligations – Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

9.

Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the

4

subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws but not the choice of law rules of Washington.

10.

No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:

GOLD CREST MINES, INC.:

/S/

By: /S/

Thomas H. Parker

Terrence J. Dunne, CFO

5

EXHIBIT “A”
GOLD CREST MINES, INC.
2007 STOCK OPTION PLAN
EXERCISE NOTICE

Attention:  Board of Directors

1.

Exercise of Option.  Effective as of today, __________________, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________ shares of the Common Stock (the “Shares”) of Gold Crest Mines, Inc. (the “Company”), under and pursuant to the Stock Option Agreement dated as of XXX (the “Option Agreement”).

2.

Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.

Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.

Rights as Shareholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5.

Tax Consultation.  Optionee understands Optionee may suffer adverse tax consequences as a result of the purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares, and Optionee is not relying on the Company for any tax advice.

6.

Restrictive Legends and Stop-Transfer Orders.

(a)

Legends.  Unless the Shares received upon exercise of the Option have been registered under the Securities Act of 1933, (it being understood that the company is not obligated to register such Shares), the Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR PUBLIC SALE WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER STATE SECURITIES LAWS. THE SALE, PLEDGE OR OTHER DISPOSITION OF THE SHARES IS PROHIBITED UNLESS THE SHARES ARE REGISTERE OR SOLD IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION.

Exhibit “A” - 1

(b)

Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)

Refusal to Transfer.  The Company shall not be required:  (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice; or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.

Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

9.

Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Board of Directors which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Board of Directors shall be final and binding on all parties.

10.

Governing Law; Severability.  This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Washington.

11.

Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

SUBMITTED BY:

ACCEPTED BY:

OPTIONEE:

GOLD CREST MINES, INC:

By:

[Print name and title]    [Print name and title]

Date Received:

Exhibit “A” - 2